UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/25/2008

NYFIX, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21324

Delaware	06-1344888
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

100 Wall Street
New York, NY 10005
(Address of principal executive offices, including zip code)

(646) 525-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following NYFIX Inc.'s (the "Company") previously announced exit from its Fusion OMS product, the Company is focusing its efforts on its FIX and Transaction Services divisions. One aspect of this focus is a restructuring of the Company's current sales function so that sales personnel will report directly into the business lines, instead of to the current shared sales team. As a result of this change, David A. Merrill, the Company's Executive Vice President and Chief of Client Operations, will be departing the Company. Mr. Merrill will be supporting the execution and implementation of the changes and transitioning his other responsibilities until his October 31, 2008 departure.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, Inc.

Date: August 27, 2008	By:	/s/ Annemarie Tierney
Annemarie Tierney
General Counsel